UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

February 24, 2011

THE GAP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(650) 952-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On February 24, 2011, The Gap, Inc. (the “Company”) issued a press release announcing the Company’s earnings for the fourth quarter and fiscal year ended January 29, 2011. A copy of this press release is attached hereto as Exhibit 99.1.

Item 7.01.	Regulation FD Disclosure

On February 24, 2011, the Company issued a press release announcing the authorization of $2 billion for a share repurchase program, and that it intends to increase its annual dividend per share for fiscal year 2011 from $0.40 to $0.45. A copy of this press release is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

99.1	Press Release dated February 24, 2011 announcing earnings for the fourth quarter and fiscal year ended January 29, 2011.

99.2	Press Release dated February 24, 2011 announcing a share repurchase program and dividend increase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.
(Registrant)

Date: February 24, 2011	By:	/S/ SABRINA L. SIMMONS
Sabrina L. Simmons
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 24, 2011 announcing earnings for the fourth quarter and fiscal year ended January 29, 2011.

99.2	Press Release dated February 24, 2011 announcing a share repurchase program and dividend increase.